J. CREW SERVICES, INC.
                             BY-LAWS
                     Adopted January 19, 1993


                            ARTICLE I

                           STOCKHOLDERS

           Section 1. All meetings of the stockholders of J. Crew Services, Inc. (the "Corporation") shall be held at such place, either within or without the State of Delaware, and at such date and time as may be designated by the Board of Directors and as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

           Section 2. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly be brought before the meeting, shall be held at such place, date and time as the Board of Directors may designate and as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof; provided, however, that the date for such meeting as may be designated by the Board of Directors must be within 13 months from the later of the date on which the Corporation has been organized or the date on which the last annual meeting of stockholders was held.

           Section 3. Special meetings of the stockholders, for any purpose or purposes, may be called by the President or the Chairman of the Board or at the request in writing of a majority of


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the members of the Board of Directors then in office. Such
request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice thereof.

           Section 4. Written notice of any annual or special meeting of stockholders shall be mailed to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to each stockholder at his address as it last appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall state the purpose or purposes for which the meeting is called.

           Section 5. At any meeting of the stockholders, the holders of a majority of all of the issued and outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except to the extent that the presence of a larger number of stockholders may be required by law (meaning here and hereinafter, as required from time to time by the Delaware General Corporation Law or by the Certificate of Incorporation of the Corporation or by these By-laws). The chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. When a meeting is so adjourned, written notice need not be


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given of the adjourned meeting if the place, date and time
thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

           Section 6. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing executed by such stockholder and submitted to the Secretary at or before such meeting, but no proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. Each stockholder shall have 1 vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law. All elections of directors by the stockholders shall be by written ballot, and shall be determined by a plurality of the votes cast. All other voting need not be by written ballot, except upon demand therefor by the Board of Directors or the officer of the Corporation presiding at the meeting of stockholders where the vote is to be taken.

           When a quorum exists at any meeting, the vote of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such


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meeting, unless the question is one for which, by express
provision of law a different vote is required.

           Section 7. At least 10 days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose reasonably related to such stockholder's interest as a stockholder and germane to the meeting (herein a "Proper Purpose"), during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present and demonstrates a Proper Purpose for such inspection. The stock ledger of the Corporation shall be the only evidence as to the identities of the stockholders entitled to examine the list of stockholders required by this Section 7 or to vote in person or by proxy at any meeting of stockholders.

           Section 8. The Board of Directors may appoint either one or three Judges of Election to act at any meeting of the stockholders or any adjournment thereof. Judges of Election need not be stockholders, and no person who is a candidate for corporate


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office shall act as a Judge of Election. If three Judges of
Election are appointed, such Judges of Election shall act by majority vote. Judges of Election shall do all acts as are necessary and proper to conduct the election or vote and all such other acts as may be prescribed by law with fairness to all stockholders. If requested to do so by the Board of Directors or the chairman of the meeting at which Judges of Election act, such Judges of Election shall make a written report of any matter determined by them and shall execute a certificate as to any fact found by them.

           Section 9. The chairman of any meeting of the stockholders shall determine the order of business and the procedure to be followed at such meeting, including such regulation of the manner of voting and the conduct of discussion as he shall deem to be fair and equitable.

           Section 10. Unless otherwise required by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such notice shall be delivered to the Corporation's registered agent, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of any corporate action


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without a meeting by less than unanimous written consent shall be given in conformity herewith to those stockholders who have not consented thereto in writing.

                            ARTICLE II

                        BOARD OF DIRECTORS

           Section 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. In addition to the powers expressly conferred upon the Board of Directors by these By-laws, the Board of Directors may exercise all powers of the Corporation and perform all lawful acts as are not required to be exercised or performed by the stockholders pursuant to law.

           Section 2. Directors shall be natural persons who need not be stockholders of the Corporation. The specific number of directors shall be designated from time to time by resolution of the Board of Directors or these By-Laws. In the absence of any such designation, the Board of Directors shall be composed of four (4) directors. Each director shall be elected for a term of one year and until his successor is elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors until the next annual meeting of stockholders and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become


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effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by such decrease.

           Section 3. Any vacancy in the Board of Directors by reason of death, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, although less than a quorum, and each director elected to fill a vacancy shall serve for the unexpired term of his predecessor and until his successor is elected and qualified.

           Section 4. The organizational meeting of each newly elected Board of Directors may be held immediately following the stockholders, meeting at which such directors were elected without the necessity of notice to such directors or at such time and place as may be fixed by notice or a duly executed waiver of notice thereof.

           Section 5. Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be fixed by the Board of Directors.

           Section 6. Special meetings of the Board of Directors may be called by the Chairman of the Board or a majority of stockholders or a majority of directors and shall be held at such place, on such date and at such time as they or he shall designate. Notice of the place, time and date of each such special meeting shall be given to each director by whom it is not waived by mailing written notice by certified or registered mail to each director not less than 5 days before the meeting or by telegram or telephone not


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less than 48 hours before the meeting. Notice of special meetings of the Board of Directors need not state the purpose thereof, except as otherwise expressly provided by law. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof or provided by law.

           Section 7. At any meeting of the Board of Directors, the presence of at least 50% of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by law. At any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to any place, date or time, without notice other than announcement at the meeting.

           Section 8. Notwithstanding any provision of these bylaws to the contrary, members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting; provided that a quorum is physically present in Delaware.

           Section 9. Unless otherwise provided by law, any action required or permitted to be taken at any meeting at the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and such consent is


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filed with the minutes of proceedings of the Board of Directors or committee thereof.

           Section 10. The Board of Directors shall elect, at its original meeting and each annual meeting, a Chairman of the Board (the "Chairman") who shall be a director and who shall hold office until the next annual meeting of the Board and until his successor is elected and qualified or until his earlier resignation or removal by act of the Board. The Chairman shall preside at meetings of the stockholders and of the Board. In the absence of the Chairman, the President shall preside at meetings of the stockholders and the Board.

           Section 11. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

           Section 12. Directors, in addition to expenses of attendance, shall be allowed such compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, as may be fixed from time to time by the Board of Directors; provided, that nothing contained in these By-laws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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           Section 13. A member of the Board of Directors or of
any committee thereof shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.


                           ARTICLE III

                            COMMITTEES

           Section 1. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as a member or members and designate, if it desires, one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the


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committee present at any meeting and not disqualified from
voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

           Section 2. Subject to the approval of the Board of Directors, the Chairman of the Board may appoint, or may provide for the appointment of, committees consisting of officers or other persons, with chairmanships, vice-chairmanships and secretaryships and such duties and powers as the Chairman of the Board may, from time to time, designate and prescribe. The Board of Directors or the Chairman of the Board may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

           Section 3. One-third of the members of any committee shall constitute a quorum unless the committee shall consist of one or two members, in which case one member shall constitute a quorum. All matters properly brought before the committee shall be determined by a majority vote of the members present.

           Section 4. Any action that may be taken by a committee at a meeting may be taken without a meeting if all members thereof consent thereto in writing, and such writing is filed with the minutes of the proceedings of such committee.

           Section 5. Each committee may determine the procedural rules for meeting and conducting its business and shall act in


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accordance therewith, except as otherwise provided by law.
Adequate provision shall be made for notice to all members of any committee of all meetings of that committee.


                            ARTICLE IV

                             OFFICERS

           Section 1. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors at its first meeting after every annual meeting of stockholders. No officer except the Chairman of the Board need be a member of the Board of Directors. Any number of offices may be held by the same person.

           Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

           Section 3. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors without prejudice to his contract rights. If the office of any officer becomes vacant for any reason, such vacancy shall be filled by the Board of Directors. An officer elected to fill such a vacancy shall hold


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office for the unexpired term of his predecessor and until his successor is elected and qualified or until his earlier death, resignation, retirement or removal.

           Section 4. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these Bylaws.

           Section 5. The Chairman of the Board shall be a director of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have responsibility for the general management and control of the business and affairs of the Corporation.

           Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

           Section 6. The President shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board. In addition, he shall have the power to sign all contracts and other instruments of the Corporation which are authorized, and shall have general


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supervision and direction of all of the other officers, employees and agents of the Corporation. If the President is a member of the Board of Directors, he shall perform the duties and exercise the powers of the Chairman of the Board in the absence or disability of the Chairman.

           Section 7. Each Vice-President shall have such powers and perform such duties as may be delegated to him by the Board of Directors or by the Chairman of the Board. One Vice-President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the absence or disability of the President. In the absence or disability of the Chairman of the Board and the President, any Vice-President who is also a director of the Corporation may preside at meetings of the stockholders and the Board of Directors to the extent and in the manner authorized by a resolution of the Board of Directors.

           Section 8. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the minutes of all proceedings at such meetings in a book to be kept for that purpose, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Secretary shall perform the preceding duties for any committee of the Board of Directors when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the seal of the Corporation, and, where required, shall have the authority to affix such seal to any instrument. In the absence or


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disability of the Secretary, the Assistant Secretaries shall perform the duties and exercise the powers of the Secretary.

           Section 9. The Treasurer shall have the custody of the Corporation's funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall make such disbursements of the Corporation's funds as are authorized by the Board of Directors or by the Chairman of the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors an account of all such transactions and of the financial condition of the Corporation, at such times as the Board of Directors may require. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. In the absence or disability of the Treasurer, the Assistant Treasurers shall perform the duties and exercise the powers of the Treasurer.

           Section 10. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision thereof.

           Section 11. Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

           Section 12. The Board shall designate the officers as it deems appropriate who shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities


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and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                            ARTICLE V

                         INDEMNIFICATION

           Section 1. Subject to Section 3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to,


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the best interests of the Corporation, and, with
respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           Section 2. Subject to Section 3 hereof, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           Section 3. Any indemnification under this Article V
(unless ordered by a court) shall be made by the Corporation only


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as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article V, as the case may be. Such determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, (ii) if such a quorum is not attainable, or, even if attainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. Notwithstanding the foregoing, if the Corporation has not declined indemnification within ninety days after service upon the President of the Corporation of a notice of demand for indemnification following the settlement or conclusion of litigation, such inaction shall conclusively constitute a determination that indemnification is proper, and the Corporation shall indemnify such person. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.


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           Section 4. For purposes of any determination under
Section 3 of this Article V, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise (provided that such records or books of account have in each case been prepared by persons whom the person relying thereon reasonably believes to be professionally or expertly competent to prepare such records or books of account), or on such information, opinions, reports or statements supplied to him by the officers or other employees of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other entity of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article V, as the case may be.


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


           Section 5. Notwithstanding any contrary determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article V, as the case may be. In any such proceeding, a party in good faith seeking indemnification shall be entitled to reimbursement of his expenses (including reasonable attorneys, fees, regardless of whether or not such person is ultimately entitled to indemnification. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

           Section 6. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

           Section 7. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of


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this Article V shall not be deemed exclusive of any other
rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Sections 1 and 2 of this Article V shall be made to the fullest extent permitted by law. To this end, the provisions of this Article V shall be deemed to have been amended for the benefit of such persons effective immediately upon any modification of the General Corporation Law of the State of Delaware which expands or enlarges the power or obligation of corporations organized under such law to indemnify, or advance expenses to, such persons. The provisions of this Article V shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in
Section 1 or 2 of this Article V but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the General Corporation Law of the State of Delaware or otherwise. No amendment to the Certificate of Incorporation or By-laws shall operate retroactively to eliminate or otherwise diminish any right to indemnification or advancement of expenses which existed at the time of the occurrence of any conduct subject to a threatened or pending action. The indemnification and advancement of expenses provided by, or granted pursuant to, this


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


Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

           Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

           Section 9. For purposes of this Article V, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have


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


with respect to such constituent corporation if its separate existence had continued.

           Section 10. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to expenses (including attorneys, fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been validated, or by any other applicable law.

                            ARTICLE VI

                              STOCK

           Section 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each stockholder shall be entitled to a certificate exhibiting such stockholder's name and the number of shares held by such stockholder, which certificate shall be signed by the Chairman of the Board or the President or a Vice President, and by the Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

           Section 2. Transfers of stock shall be made only upon the transfer books of the Corporation maintained in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation, and only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

           Section 3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           Section 4. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

           Section 5. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

           Section 6. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

           Section 7. The Board of Directors may authorize the issuance of a new certificate of stock in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed, pursuant to such regulations as the Board of Directors may establish concerning proof or advertisement of such alleged loss, theft or destruction and concerning the giving of a satisfactory bond or bonds sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

           Section 8. The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by such other regulations as the Board of Directors may from time to time establish.

                           ARTICLE VII

                             NOTICES

           Section 1. Whenever pursuant to law, notice is required to be given to any director, committee member, officer, stockholder, employee or agent, unless otherwise indicated it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by depositing the same in the mail, postage prepaid, addressed to such stockholder at his last known address as the same appears on the books of the Corporation, and, in the case of directors, committee members, officers, employees and agents, by hand, by telephone, or by mail, postage prepaid, or by prepaid telegram at his last known address as the same appears on the books of the Corporation. All notices shall be deemed to be given when delivered, mailed, telegraphed or telephoned, as the case may be.

           Section 2. Whenever pursuant to law, notice is required to be given to any stockholder, director, committee member, officer, employee or agent, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these By-laws.

                           ARTICLE VIII

                            DIVIDENDS

           Section 1. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

           Section 2. Before payment of any dividend, the Board of Directors may set aside, out of any funds of the Corporation available for dividends, such sums as the Board of Directors may deem proper as a reserve fund to meet contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purposes as the directors may deem to be in the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                           ARTICLE IX

                          MISCELLANEOUS

           Section 1. The Board of Directors may provide a suitable corporate seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, the Secretary may have duplicates of such seal made and deposited for use with other officers of the Corporation. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal.

           Section 2. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account, information, statements or other records of the corporation, including reports made to the corporation by any of its directors, officers, employees or counsel, by an independent certified public accountant, or by an appraiser selected with reasonable care. An action shall not be considered taken in good faith if the director, committee member or officer has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

           Section 3. The fiscal year of the Corporation shall be as determined by the Board of Directors.

           Section 4. In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

           Section 5. At each annual meeting of the stockholders of the Corporation, the Board of Directors shall present a full and clear statement of the business and affairs of the Corporation for the preceding year.

           Section 6. Facsimile signatures of any officer of the Corporation may be used at such time and in such manner as authorized by the Board of Directors or a committee thereof.


                            ARTICLE X

                            AMENDMENT

           Section 1. These By-laws may be amended, suspended or repealed and new By-laws may be adopted in a manner consistent with law: (a) if authorized by the Certificate of Incorporation, by the affirmative vote of a majority of the Board of Directors then in office, at any meeting of the Board of Directors, or by the unanimous written consent of the Board of Directors in lieu of a meeting, or (b) by the affirmative vote of the stockholders at any stockholders, meeting called and maintained in accordance with Article I of these By-laws or by written consent in accordance with such Article I; provided, however, that a brief description of such proposed amendment or appeal and adoption of new By-laws is contained in the notice of such meeting of the Board of Directors or of such annual or special stockholders, meeting.

           The undersigned, Secretary of J. Crew Services, Inc.,
does hereby certify that the foregoing is a true copy of the
Bylaws of J.      Services, Inc. and that the same are in full
force and effect at this date.

Dated:  January 19, 1993       /s/ Nicholas Lamberti
                              ---------------------------
                                              , Secretary